Exhibit 99.1

May 27, 2008

Board of Directors of:
Apex Bioventures Acquisition Corporation
18 Farm Lane
Hillsborough, California 94010

Re: Resignation

Gentleman,

Effective immediately, I hereby resign as a director of Apex Bioventures Acquisition Corporation.

Best regards, /s/ Donald B. Rix Donald B. Rix